PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Return document by mail to:
Certificate of Organization
Domestic Limited Liability Company
Name			DSCB:15-8913 (rev. 7/2015)

Address

City	State	Zip Code
8913
Return document by email to:

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $125

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):

CF FUND II, LLC

2.	The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(Complete (a) or (b) – not both)

	(a) Number and Street	City	State	Zip	County

3440 LEHIGH STREET BOX 163		ALLENTOWN	PA	18103	LEHIGH

	(b) Name of Commercial Registered Office Provider				County

c/o:	CONQUEST FUNDING, INC.				LEHIGH

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):
	Name	Address
Kevin Kim		90 Discovery, Irvine, CA 92618

DSCB: 15-8913-2

4.	Strike out if inapplicable term
A member’s interest in the company is to be evidenced by a certificate of membership interest.

5.	Strike out if inapplicable:
Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is:		.
(MM/DD/YYYY and hour, if any)

7.	Strike out if inapplicable: ~~The company is a restricted professional company organized to render the following restricted professional service(s):~~

8.	For additional provisions of the certificate, if any, attach an 8½ x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this

19th	day of	August	,	2015	,

Signature

Signature

Signature

DSCB: 15-8913-Insructions

Pennsylvania Department of State

Bureau of Corporations and Charitable Organizations

P.O. Box 8722

Harrisburg, PA 17105-8722

(717) 787-1057

Web site: www.dos.pa.gov/corps

Instructions for Completion of Form:

A.	Typewritten is preferred. If handwritten, the form shall be legible and completed in black or blue-black ink in order to permit reproduction. The nonrefundable filing fee for this form is $125 made payable to the Department of State.

Checks must contain a commercially pre-printed name and address.

Enter the name and mailing address to which any correspondence regarding this filing should be sent. This field must be completed for the Bureau to return the filing. If the filing is to be returned by email, an email address must be provided. An email will be sent to address provided, containing a link and instructions on how a copy of the filed document or correspondence may be downloaded. Any email or mailing addresses provided on this form will become part of the filed document and therefore public record.

B.	Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.	The following, in addition to the filing fee, shall accompany this form:

(1)	One copy of a completed form DSCB:15-134A (Docketing Statement).

(2)	Any necessary copies of form DSCB:19-17.2 (Consent to Appropriation of Name).

(3)	Any necessary governmental approvals.

D.	This form and all accompanying documents shall be mailed to the address stated above.